Exhibit 99.1

Inventergy Global Inc. Announces Settlement

of Patent Litigation with Genband US LLC

CAMPBELL, CA—November 2, 2015 - Inventergy Global, Inc. (NASDAQ: INVT) ("Inventergy" or “Company”), an intellectual property company, today announced that it entered into a settlement agreement with Genband US LLC, resolving the patent infringement litigation brought by Inventergy in the Eastern District of Texas involving five U.S. patents from Inventergy’s IMS and VoIP technology portfolio. Under the terms of the settlement agreement, Genband will pay an undisclosed fee to Inventergy. Further, terms and conditions of the settlement agreement remain confidential.

Inventergy’s CEO Joe Beyers said, “We are pleased to have successfully concluded our third agreement in 2015. We continue to focus on achieving new revenue opportunities and generating shareholder value.”

About Inventergy Global, Inc.

Inventergy Global, Inc. is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. Forward-looking statements are not statements of historical fact and often contain words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008